Calculation of Filing Fee Tables
S-1
NextBoat Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Underwriter's Warrants to purchase Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common Stock underlying the Underwriter's Warrants	Other	230,000	$ 6.25	$ 1,437,500.00	0.0001381	$ 198.52
Fees to be Paid	3	Equity	Common Stock, par value $0.001 per share	457(o)			$ 23,000,000.00	0.0001381	$ 3,176.30
Fees to be Paid	4	Equity	Common Stock issuable upon exercise of the MarineMax Warrants	Other	1,250,000	$ 4.95	$ 6,187,500.00	0.0001381	$ 854.49
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,625,000.00		$ 4,229.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,229.31
Offering Note
[1]	Represents warrants to be issued to the Underwriter to purchase shares of Common Stock equal to 5% of the shares of Common Stock sold in this offering, including any shares of Common Stock issued upon exercise of the Underwriter's over-allotment option. The Underwriter's Warrants are exercisable at a per-share exercise price of $6.25, equal to 125% of the public offering price per share. Pursuant to Rule 457(g) under the Securities Act, the filing fee is calculated based on the exercise price of the Common Stock underlying the Underwriter's Warrants, and no separate registration fee is payable for the Underwriter's Warrants.

[2]	Represents warrants to be issued to the Underwriter to purchase shares of Common Stock equal to 5% of the shares of Common Stock sold in this offering, including any shares of Common Stock issued upon exercise of the Underwriter's over-allotment option. The Underwriter's Warrants are exercisable at a per-share exercise price of $6.25, equal to 125% of the public offering price per share. Pursuant to Rule 457(g) under the Securities Act, the filing fee is calculated based on the exercise price of the Common Stock underlying the Underwriter's Warrants, and no separate registration fee is payable for the Underwriter's Warrants.

[3]	Estimated solely for purposes of calculating the registration fee based on the assumed public offering price of $5.00 per share pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes (a) 3,400,000 Company Shares offered by NextBoat; (b) 600,000 Selling Stockholder Shares; and (c) up to 600,000 additional shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option. These securities are shown in one Common Stock line to avoid duplicate fee calculation.

[4]	Represents the registration under the Securities Act of up to 1,250,000 MarineMax Warrants and up to 1,250,000 shares of Common Stock issuable upon exercise of the MarineMax Warrants. $4.95 is used as the weighted-average exercise price per share for the proposed maximum offering price per unit. Pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price remains based on the applicable tranche exercise prices, subject to the warrants' vesting provisions and aggregate share cap, resulting in a proposed maximum aggregate offering price of $6,187,500. No separate registration fee is payable with respect to the MarineMax Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date